Exhibit 99.1

Andina Gold Prepares For Initial Product Launch

NEWS PROVIDED BY

Andina Gold Corp.

Jul 26, 2021, 07:10 ET

DENVER, July 26, 2021 /PRNewswire/ -- Andina Gold Corp. (the "Company") has taken steps to align its branding with its development and production of cryogenic precision capture systems.

The Company is pleased to announce that its wholly owned subsidiary, formerly named General Extract, LLC, has adopted the name CryoMass LLC. The name change follows the subsidiary's recent acquisition of the intellectual property and other assets of CryoCann USA Corp. and has been registered with the Colorado Secretary of State.

We expect to begin field-testing in the fourth quarter of this year and to start commercialization early in 2022.

Separately, on July 9th the Company's Board of Directors approved a proposal to change the Company's name from Andina Gold Corp. to CryoMass Technologies Inc., subject to FINRA's processing of the related corporate action notice. Concurrently with affecting the proposed name change, the Company would apply to replace its OTCQB Venture Market stock trading symbol, which currently is AGOL.

The Company's Chief Executive Officer, Christian Noël, explained, "The new names were chosen to signalize the Company's focus on exploiting the patents and processes acquired from CryoCann USA. Our team of consultants and engineers are approaching completion of the design of the CryoCann 500 CF system, which is being optimized for the rapid capture (within minutes after plant harvesting) of fully intact cannabis and hemp trichomes. The CryoCann 500 CF will enable cannabis and hemp producers to reduce costs, increase end-product yields and enhance product purity. We expect to begin field-testing the first unit in the fourth quarter of this year and to start commercialization early in 2022.

"We believe that efficiencies delivered by the CryoCann 500 CF will trigger sweeping changes in the handling and processing of cannabis and hemp plant material. In addition, as we bring the CryoCann 500 CF to market, we will be exploring application of the underlying technology to a broad range of industries that handle high-value materials and that could benefit from our precision capture methods. We anticipate that cannabis and hemp will be just the first in a series of such industries."

For additional information, please contact the Company by email at investors@andinagold.com or by telephone at +1 833 256 2382.

The Company's common stock trades on the OTCQB® Venture Market with the ticker symbol AGOL.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company's SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company's products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis- related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company's SEC filings with respect to related risk factors.

SOURCE Andina Gold Corp.

Related Links https://cryomass.com